          [FORM OF TAX OPINION FOR GENTLE DENTAL SERVICE CORPORATION]





                                                              February __, 1999


Gentle Dental Service Corporation




Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the proposed merger (the "Merger") of Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub") with and into Gentle Dental Service Corporation ("GDSC") pursuant to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings Inc.) ("ParentCo"), GDSC Merger Sub, Wisdom Holdings Acquisition Corp II ("DCA Merger Sub"), GDSC and Dental Care Alliance Inc. ("DCA").

         The Merger will occur simultaneously with the merger of DCA Merger Sub with and into DCA, resulting in a combination in which GDSC and DCA will become wholly-owned subsidiaries of ParentCo. You have informed us that GDSC and DCA are undertaking these transactions because they desire to create a larger, more stable company with the ability to reduce duplicate costs, increase revenues and compete more effectively in the dental practice management industry.

         You have requested our opinion as to certain of the United States federal income tax consequences of the Merger. We understand that no ruling is expected to be requested or received from the Internal Revenue Service
(the "IRS") with respect to the federal income tax consequences of the Merger.

         In rendering this opinion, we have examined the Merger Agreement attached hereto as Annex A, the other documents appended thereto, the amendment to the Merger Agreement dated as of February 3, 1999, and the Joint Proxy Statement-Prospectus dated February __, 1999. You have directed us to assume, without independent verification, that the facts presented in the Merger Agreement and the other documents reviewed are true and correct, and that the transactions

Gentle Dental Service Corporation
February __, 1999
Page 2

contemplated thereby have been and will be consummated in accordance with the terms thereof. Our opinion is limited to the specific issues addressed and is further limited in all respects, except as otherwise stated, to the facts assumed and the laws existing at the Effective Time, as defined in the Merger Agreement. By rendering our opinion, we do not undertake to advise you of any changes in any law or fact which may occur after the Effective Time.

         Our opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Department regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. Our opinion does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. We can give no assurance that after any such change our opinion would not be different. Furthermore, Congress can change the tax laws and can do so retroactively.

REPRESENTATIONS AND ASSUMPTIONS

         As to all factual matters which are material to our opinion, we have, with your permission and without any investigation or independent confirmation, relied upon and assumed the present and continuing truth and accuracy of the facts and representations contained in the letters attached hereto as Annex B. You have advised us that, assuming that the Merger Agreement is approved by the requisite number of GDSC shareholders, the Merger will be consummated in accordance with the terms of the Merger Agreement.

OPINION

Based on and subject to the foregoing, it is our opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code or as transfers to a controlled corporation under Section 351 of the Code, and that, accordingly, for federal income tax purposes:

         1. No gain or loss will be recognized by GDSC, GDSC Merger Sub or ParentCo as a result of the Merger;

         2. No gain or loss will be recognized by the GDSC shareholders whose shares of GDSC stock are exchanged solely for ParentCo stock pursuant to the Merger;

         3. The tax basis of the ParentCo stock received by the GDSC shareholders who exchange their GDSC stock for ParentCo stock in the Merger will

Gentle Dental Service Corporation
February __, 1999
Page 3

be the same as the tax basis of the GDSC stock surrendered in exchange therefor; and

         4. The holding period of the shares of the ParentCo stock received in the Merger will include the period during which the shares of GDSC stock surrendered in exchange therefor were held, provided that such shares of GDSC stock were held as capital assets at the Effective Time.

         The opinions set forth above do not apply to, and no opinion is expressed concerning, the tax consequences to any person who receives ParentCo stock as compensation for services or upon the exercise of stock options or rights received therefor.

         This opinion is solely for your benefit and the benefit of the GDSC shareholders who will participate in the Merger and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Merger. We undertake no responsibility to update or supplement our opinion.

                                       Very truly yours,




                                       McDermott, Will & Emery

/lrf

            [FORM OF TAX OPINION FOR DENTAL CARE ALLIANCE, INC.]





                                                February __, 1999


Dental Care Alliance, Inc.


Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with the proposed merger (the "Merger") of Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub") with and into Dental Care Alliance, Inc. ("DCA") pursuant to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings Inc.) ("ParentCo"), DCA Merger Sub, Wisdom Holdings Acquisition Corp I ("GDSC Merger Sub"), DCA and Gentle Dental Service Corporation ("GDSC").

         The Merger will occur simultaneously with the merger of GDSC Merger Sub with and into GDSC, resulting in a combination in which GDSC and DCA will become wholly-owned subsidiaries of ParentCo. You have informed us that GDSC and DCA are undertaking these transactions because they desire to create a larger, more stable company with the ability to reduce duplicate costs, increase revenues and compete more effectively in the dental practice management industry.

         You have requested our opinion as to certain of the United States federal income tax consequences of the Merger. We understand that no ruling is expected to be requested or received from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Merger.

         In rendering this opinion, we have examined the Merger Agreement attached hereto as Annex A, the other documents appended thereto, the amendment to the Merger Agreement dated as of February 3, 1999, and the Joint Proxy Statement-Prospectus dated February __, 1999. You have directed us to assume, without independent verification, that the facts presented in the Merger Agreement and the other documents reviewed are true and correct, and that the transactions

Dental Care Alliance, Inc.
February __, 1999
Page 2


contemplated thereby have been and will be consummated in accordance with the terms thereof. Our opinion is limited to the specific issues addressed and is further limited in all respects, except as otherwise stated, to the facts assumed and the laws existing at the Effective Time, as defined in the Merger Agreement. By rendering our opinion, we do not undertake to advise you of any changes in any law or fact which may occur after the Effective Time.

         Our opinion is also based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Department regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. Our opinion does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future. We can give no assurance that after any such change our opinion would not be different. Furthermore, Congress can change the tax laws and can do so retroactively.

REPRESENTATIONS AND ASSUMPTIONS

         As to all factual matters which are material to our opinion, we have, with your permission and without any investigation or independent confirmation, relied upon and assumed the present and continuing truth and accuracy of the facts and representations contained in the letters attached hereto as Annex B. You have advised us that, assuming that the Merger Agreement is approved by the requisite number of DCA stockholders, the Merger will be consummated in accordance with the terms of the Merger Agreement.

OPINION

Based on and subject to the foregoing, it is our opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code or as transfers to a controlled corporation under Section 351 of the Code, and that, accordingly, for federal income tax purposes:

         1. No gain or loss will be recognized by DCA, DCA Merger Sub or ParentCo as a result of the Merger;

         2. No gain or loss will be recognized by the DCA stockholders whose shares of DCA stock are exchanged solely for ParentCo stock pursuant to the Merger;

         3. The tax basis of the ParentCo stock received by the DCA stockholders who exchange their DCA stock for ParentCo stock in the Merger will be the same as the tax basis of the DCA stock surrendered in exchange therefor; and

Dental Care Alliance, Inc.
February __, 1999
Page 3

         4. The holding period of the shares of the ParentCo stock received in the Merger will include the period during which the shares of DCA stock surrendered in exchange therefor were held, provided that such shares of DCA stock were held as capital assets at the Effective Time.

         The opinions set forth above do not apply to, and no opinion is expressed concerning, the tax consequences to any person who receives ParentCo stock as compensation for services or upon the exercise of stock options or rights received therefor.

                  This opinion is solely for your benefit and the benefit of the DCA shareholders who will participate in the Merger and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Merger. We undertake no responsibility to update or supplement our opinion.

                                       Very truly yours,


                                       McDermott, Will & Emery


/lrf

                                     GDSC LETTER



                                                     February ____, 1999

McDermott, Will & Emery
One Newport Place
1301 Dove Street, Suite 500
Newport Beach, California  92660

Dear Ladies and Gentlemen:

     The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding certain United States federal income tax consequences of the merger (the "Merger") of Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub") with and into Gentle Dental Service Corporation ("GDSC") pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) ("ParentCo"), GDSC Merger Sub, Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub"), GDSC, and Dental Care Alliance, Inc. ("DCA") (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. The terms of the Merger are contained in the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

     This letter provides you with facts and representations on which you should rely in rendering your opinion to GDSC. Specifically, in preparing your opinion, you should assume that (1) the Merger will be consummated in accordance with the terms, conditions and other provisions of the Merger Agreement (and that none of the terms and conditions contained therein has been, or will be, waived or modified in any respect relevant to your opinion), and (2) all of the factual information, descriptions, representations, and assumptions set forth or referred to in your opinion letter (an advance copy of which has been delivered to us), in this letter, in the letter to you from DCA dated ___________, 1999, in the letter to you from ParentCo, dated _____________, 1999, in the letters to you from certain DCA and GDSC shareholders, in the Merger Agreement, and in the Joint Proxy Statement-Prospectus dated February __, 1999, that was mailed to the stockholders of GDSC and DCA in connection with the special meetings at which such stockholders voted on the Merger Agreement are accurate and complete and will be accurate and complete at the Effective Time.

     In preparing your opinion, you may also rely on the following representations:


     1. The Merger will be a statutory merger in accordance with the applicable provisions of the laws of the State of Washington.

     2. The fair market value of the ParentCo Common Stock and the ParentCo Preferred Stock received by each shareholder of GDSC in the Merger will be approximately equal to the fair market value of the GDSC Common Stock or GDSC Preferred Stock, as the case may be, surrendered by such shareholder in the Merger.

     3. Except for payments of cash by ParentCo in lieu of ParentCo stock with respect to shares of GDSC stock whose holders perfect dissenters' rights under Chapter 23B.13 of the Washington Business Corporation Act (the "Dissenting GDSC Shares"), the only consideration issued for GDSC Common Stock or GDSC Series C Preferred Stock will be voting ParentCo Common Stock, and the only consideration issued for other GDSC Preferred Stock will be voting ParentCo Preferred Stock. The aggregate number of Dissenting GDSC Shares will constitute less than five percent of all shares of GDSC stock outstanding as of the Effective Time. To the knowledge of GDSC, no shareholder of GDSC plans or intends, in connection with the Merger, to sell to, or exchange with, ParentCo or any entity related (as such term is defined in Treasury Regulations Section 1.368-1(e)(3)) to ParentCo, any share of ParentCo Common Stock or ParentCo Preferred Stock received in the Merger.

     4. Following the Merger, GDSC will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by each of GDSC and GDSC Merger Sub immediately prior to the Merger. For purposes of this representation, amounts used by GDSC and GDSC Merger Sub to pay for Dissenting GDSC Shares, amounts used by GDSC and GDSC Merger Sub to pay expenses incurred in connection with the Merger, all cash or other property distributed in any redemptions or other distributions (except for regular, normal dividends) made by GDSC in connection with the Merger, and any proceeds arising from the disposition of any asset of GDSC or GDSC Merger Sub, will be considered assets held by GDSC or GDSC Merger Sub, as the case may be, immediately prior to the Merger.

     5. To the knowledge of GDSC, at the Effective Time, ParentCo will be in control (within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of GDSC Merger Sub.

     6. There is no plan or intention for GDSC to issue any additional shares of stock that would cause ParentCo to own less than (i) 80 percent of the total combined voting power of all classes of GDSC stock entitled to vote, or (ii) 80 percent of each other class of GDSC stock.

     7. Except as described on Exhibit A hereto with respect to ParentCo Preferred Stock, to the knowledge of GDSC, neither ParentCo nor any corporation affiliated with ParentCo (i) will be under any obligation, or will have entered into any agreement or understanding, to redeem or repurchase any of the ParentCo Common Stock or ParentCo Preferred Stock issued to shareholders of GDSC in the Merger or to make any extraordinary distributions in respect of such ParentCo Common Stock or ParentCo Preferred Stock or (ii) has any plan or intention to reacquire any of the ParentCo Common Stock or ParentCo Preferred Stock issued in the Merger.

     8. To the knowledge of GDSC, ParentCo has no plan or intention to (i) liquidate GDSC, (ii) merge GDSC with or into another corporation, (iii) sell or otherwise dispose of any of the stock of GDSC, except for transfers, or successive transfers, of such stock to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation, or (iv) cause GDSC to sell or otherwise dispose of any of its assets, or any assets that it acquired from GDSC Merger Sub, except for (x) dispositions in the ordinary course of GDSC's business,
(y) transfers, or successive transfers, of assets to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation and that are members of ParentCo's "qualified group" (within the meaning of Treasury Regulation
Section 1.368-1(d)(4)(ii)), or (z) a transfer of assets to one or more partnerships in which GDSC, and/or one or more members of a "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) that includes GDSC, (A) have active and substantial management functions as a partner (or partners) or (B) in the aggregate, own a significant equity interest, in each case, within the meaning of Treasury Regulation Section 1.368-1(d)(4)(iii). For purposes of section 368(c), a transferee corporation will be considered to be "controlled" by a transferor corporation if the transferor corporation directly owns at least (y) 80 percent of the total combined voting power of all classes of such transferee corporation's stock that are entitled to vote, and (z) 80 percent of each other class of such transferee corporation's stock.

     9. Following the Merger, GDSC will continue a significant historic business or will use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

     10. To the knowledge of GDSC, GDSC Merger Sub will have no liabilities to be assumed by GDSC and it will not transfer to GDSC in the Merger any assets that are subject to any liabilities.

     11. Until May, 1998, GDSC's outstanding capital stock consisted solely of GDSC Common Stock. Issuance of GDSC Preferred Stock commenced in May, 1998. At the Effective Time, GDSC's outstanding capital stock will consist solely of GDSC Common Stock, GDSC Series A Preferred Stock, GDSC Series C Preferred Stock, and GDSC Series D Preferred Stock. Pursuant to the Merger, at least 80 percent of the GDSC Common Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Common Stock, at least 80 percent of the GDSC Series A Preferred Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Series A Preferred Stock, at least 80 percent of the GDSC Series C Preferred Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Common Stock and at least 80 percent of the GDSC Series D Preferred Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Series D Preferred Stock. For purposes of this representation, shares of GDSC Common Stock or GDSC Preferred Stock exchanged for cash or other property originating with ParentCo will be treated as outstanding GDSC Common Stock or GDSC Preferred Stock, as the case may be, at the Effective Time.

     12. At the Effective Time, GDSC will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock of GDSC that, if exercised or converted, would affect ParentCo's acquisition or retention of control of GDSC, as defined in section 368(c)(1) of the Code.

     13. To the knowledge of GDSC, neither ParentCo nor any affiliate or subsidiary of ParentCo owns, has owned during the past five years, or will own at the Effective Time, any stock of GDSC.

     14. Each of the parties to the transaction will pay its respective expenses, if any, incurred in connection with the transaction.

     15. There will be no intercorporate indebtedness existing between ParentCo or its subsidiaries and GDSC or its subsidiaries that was issued or acquired, or will be settled, at a discount in connection with the transaction.

     16. No two parties to the transaction will be investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. No party to the transaction or any of its subsidiaries is, or at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     18. At the Effective Time, the fair market value of the assets of GDSC will equal or exceed the sum of the liabilities of GDSC plus the amount of liabilities, if any, to which the assets of GDSC will be subject at the Effective Time.

     19. None of the compensation to be received by any shareholder of GDSC who is also an employee of GDSC, or of a subsidiary or affiliate of GDSC, will be separate consideration for, or allocable to, any of such employee's shares of GDSC Common Stock or GDSC Preferred Stock; none of the ParentCo Common Stock or ParentCo Preferred Stock to be received by any shareholder-employee of GDSC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee of GDSC will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     20. From the date of the Merger Agreement through the Effective Time, no dividends or other distributions have been, or will be, made to any holder of GDSC Common Stock or GDSC Preferred Stock, other than dividends in the ordinary course of business consistent with recent past dividend practices. After the Merger, no dividends or other distributions will be made by ParentCo to the former shareholders of GDSC, other than dividends and other distributions made on a pro rata basis with respect to all outstanding shares of ParentCo Common Stock and dividends and other distributions provided for under the terms of the outstanding ParentCo Preferred Stock.

     21.  The Merger is being effected for bona fide non-tax business reasons.

     22. To the knowledge of GDSC, no ParentCo stock will be issued for services rendered to or for the benefit of ParentCo in connection with the proposed transaction.

     23. To the knowledge of GDSC, no ParentCo stock will be issued for indebtedness of ParentCo or for interest on indebtedness of ParentCo that accrued on or after the beginning of the holding period of the GDSC shareholders.

     24. To the knowledge of GDSC, none of the stock to be transferred to ParentCo from the GDSC shareholders will be "section 306 stock" within the meaning of section 306(c) of the Code.

     25. To the knowledge of GDSC, the transfers by the GDSC shareholders are not the result of the solicitation by a promoter, broker, or investment house.

     26. To the knowledge of GDSC, the GDSC shareholders who transfer their GDSC stock to ParentCo will not retain any rights in the stock transferred.

     27. To the knowledge of GDSC, there is no debt of a GDSC shareholder being assumed by ParentCo in the transaction and none of the stock of GDSC will be transferred subject to debt.

     28. To the knowledge of GDSC, there is no indebtedness between ParentCo and the GDSC shareholders who will transfer GDSC stock to ParentCo and there will be no indebtedness created in favor of such shareholders as a result of the transaction.

     29. The transfers and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

     30.  All exchanges will occur on approximately the same date.

     31. To the knowledge of GDSC, there is no plan or intention on the part of ParentCo to redeem or otherwise reacquire any ParentCo stock to be issued in the transaction.

     32. To the knowledge of GDSC, taking into account any issuance of additional shares of ParentCo stock; any issuance of ParentCo stock for services; the exercise of any ParentCo stock rights, warrants, or subscriptions; a public offering of ParentCo stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of ParentCo to be received in the exchanges involving the shareholders of GDSC and the stockholders of DCA, the shareholders of GDSC and the stockholders of DCA who transfer their stock in GDSC and their stock in DCA, respectively, will be in "control" of ParentCo within the meaning of section 368(c) of the Code.

     33. To the knowledge of GDSC, ParentCo will remain in existence and retain the GDSC stock transferred to it.

     34. To the knowledge of GDSC, there is no plan or intention by ParentCo to dispose of the GDSC stock transferred to it.

     35. To the knowledge of GDSC, ParentCo will not be an investment company within the meaning of section 351(e)(1) of the Code and Treasury Regulation
Section  1.351-1(c)(1)(ii).

     36. To the knowledge of GDSC, the GDSC shareholders who will transfer their GDSC stock to ParentCo will not be under the jurisdiction of a court in a title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

     37. To the knowledge of GDSC, ParentCo will not be a "personal service corporation" within the meaning of section 269A of the Code.


                                   Very truly yours,

                                   EXHIBIT A

                               REDEMPTION RIGHTS

         This summary of redemption rights associated with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is qualified in its entirety by the Amendment to the Articles of Incorporation (the "AMENDED ARTICLES") of Gentle Dental Service Corporation, a Washington corporation (the "COMPANY") dated May 14, 1998. Except as otherwise indicated, all capitalized terms herein shall have the meanings ascribed to them in the Amended Articles. The redemption rights for each series of the Company's Preferred Stock are as follows:

SERIES A PREFERRED STOCK

REDEMPTION

         (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all outstanding shares of Series A Preferred Stock on the first to occur of:

                  - May 15, 2006, so long as all outstanding Notes, shares of Series B Preferred Stock and shares of Series D Preferred Stock have been redeemed or converted.

                  - The Market Price of the Common Stock for 20 out of 30 consecutive Business Days exceeds (i) $15.73 on or between May 15, 1998 and May 15, 1999; (ii) $16.85 on or between May 16, 1999 and May 15, 2000; or (iii) $17.98 any time after May 15, 2000.

                  -   The Series A Preferred Stock is repurchased by the
         Company.

The redemption price per share of Series A Preferred Stock is equal to the Liquidation Preference Amount.

SERIES B PREFERRED STOCK

REDEMPTION

         (a)      MANDATORY REDEMPTION.

         The Company shall redeem all shares of Series B Preferred Stock on May 15, 2006. The per share redemption price shall be equal to the greater of (x) $1,000, adjusted for recapitalization, subdivision or recombination (the "ORIGINAL COST"), plus any accumulated and unpaid dividends or (y) the Market Price. If the Company lacks legally available funds, then the Series B Preferred Stock shall be redeemed to the extent of available funds ratably based on the respective number of Series B Preferred Stock held by each holder and the Company shall redeem the remaining shares as soon as funds become legally available.

         (b)      REDEMPTION AT THE OPTION OF THE HOLDERS.

                  (i) At any time on or after the occurrence or continuation of an Event of Default, the holders of a majority of the outstanding shares of Series B Preferred Stock may elect to have the Company redeem all (but not less than all) of the Series B Preferred Stock at a price per share (i) equal to the Original Cost plus any accrued and unpaid dividends if there has not been a Change of Control or (ii) in the case of a Change of Control, equal to 101% of the Original Cost (the "CHANGE OF CONTROL PRICE") plus accrued and unpaid dividends.

         (c)      REDEMPTION AT THE OPTION OF THE COMPANY.

The Series B Preferred Stock is redeemable in whole or in part at the option of the Company at the Original Cost per share plus any accrued but unpaid dividends. If the Company redeems any shares of Series B Preferred Stock, the holder of such shares shall be entitled to receive a warrant (the "WARRANT") initially exercisable for the holder's remaining unredeemed shares. If the Company redeems the Series B Preferred Stock in connection with a Change in Control, redemption shall be at the Change of Control Price.

SERIES C PREFERRED STOCK

REDEMPTION

         (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all shares of Series C Preferred Stock on the first to occur of:

                  - May 15, 2006, so long as all of the outstanding Notes, Series B Preferred Stock and Series D Preferred Stock have been redeemed or converted;

                  - The Market Price of the Common Stock for 20 out of 30 consecutive Business Days exceeds (i) $15.73 on or between May 15, 1998 and May 15, 1999; (ii) $16.85 on or between May 16, 1999 and May 15, 2000; or (iii) $17.98 any time after May 15, 2000;

                  -   The Series C Preferred Stock is repurchased by the
         Company.

The redemption price per share of Series C Preferred Stock is equal to the Liquidation Preference Amount.

SERIES D PREFERRED STOCK

REDEMPTION

         (a)      REDEMPTION AT THE OPTION OF THE HOLDERS.

(i) At any time on or after the occurrence or continuation of an Event of Default, the holders of a majority of the outstanding shares of Series D Preferred Stock may elect to have the Company redeem all (but not less than all) of the Series D Preferred Stock at a price per share (i) equal to $9.30, adjusted for any recapitalization, subdivision or recombination (the "Original Series D Cost"), plus, any accrued and unpaid dividends, if there has been a Change of Control, or (ii) the greater of the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment, if there has not been a Change of Control (in either case, the "REDEMPTION PRICE"), by giving written notice to the Company of such election.

         (b)      REDEMPTION AT THE OPTION OF THE COMPANY.

The Series D Preferred Stock is redeemable in whole or in part, at the option of the Company, at the Original Series D Cost per share plus any accrued but unpaid dividends. If the Company redeems any shares of Series D Preferred Stock, the holder of such shares shall be entitled to receive a warrant (the "WARRANT") initially exercisable for the holder's remaining unredeemed shares. If the Company redeems the Series D Preferred Shares in connection with a Change of Control, Redemption shall be at the Change of Control Price.

                                     DCA LETTER



                                                     February ___, 1999

McDermott, Will & Emery
One Newport Place
1301 Dove Street, Suite 500
Newport Beach, California  92660


Dear Ladies and Gentlemen:

     The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding certain United States federal income tax consequences of the merger (the "Merger") of Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub") with and into Dental Care Alliance, Inc. ("DCA") pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) ("ParentCo"), Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub"), DCA Merger Sub, Gentle Dental Service Corporation ("GDSC"), and DCA (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. The terms of the Merger are contained in the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

     This letter provides you with facts and representations on which you should rely in rendering your opinion to DCA. Specifically, in preparing your opinion, you should assume that (1) the Merger will be consummated in accordance with the terms, conditions and other provisions of the Merger Agreement (and that none of the terms and conditions contained therein has been, or will be, waived or modified in any respect relevant to your opinion), and (2) all of the factual information, descriptions, representations and assumptions set forth or referred to in your opinion letter (an advance copy of which has been delivered to us), in this letter, in the letter to you from GDSC dated _________, 1999, in the letter to you from ParentCo dated __________, 1999, in the letters to you from certain DCA and GDSC shareholders, in the Merger Agreement, and in the Joint Proxy Statement-Prospectus dated February__, 1999, that was mailed to the stockholders of GDSC and DCA in connection with the special meetings at which such stockholders voted on the Merger Agreement are accurate and complete and will be accurate and complete at the Effective Time.

     In preparing your opinion, you may also rely on the following representations:

     1. The Merger will be a statutory merger in accordance with the applicable provisions of the laws of the State of Delaware.

     2. The fair market value of the ParentCo Common Stock received by each stockholder of DCA in the Merger will be approximately equal to the fair market value of the DCA Common Stock surrendered by such stockholder in the Merger.

     3. Except for payments of cash by ParentCo in lieu of fractional shares of ParentCo stock to which the holders of DCA stock would otherwise be entitled (the "Fractional Shares"), no holder of DCA Common Stock will receive in exchange for such stock, in connection with the Merger, any consideration other than voting ParentCo Common Stock. The aggregate number of shares of DCA stock that will be surrendered in exchange for cash in lieu of Fractional Shares of ParentCo Common Stock will constitute less than one percent (1%) of all shares of DCA stock outstanding as of the Effective Time.
 To the knowledge of DCA, no shareholder of DCA plans or intends, in connection with the Merger, to sell to or exchange with ParentCo, or any entity related (as such term is defined in Treasury Regulations Section 1.368-1(e)(3)) to ParentCo, any share of ParentCo Common Stock received in the Merger.

     4. Following the Merger, DCA will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by DCA and DCA Merger Sub immediately prior to the Merger. For purposes of this representation, amounts used by DCA and DCA Merger Sub to pay expenses incurred in connection with the Merger, all cash or other property distributed in any redemptions or other distributions (except for regular, normal dividends) made by DCA in connection with the Merger, and any proceeds arising from the disposition of any asset of DCA or DCA Merger Sub, will be considered assets held by DCA or DCA Merger Sub, as the case may be, immediately prior to the Merger.

     5. To the knowledge of DCA, at the Effective Time, ParentCo will be in control (within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of DCA Merger Sub.

     6. There is no plan or intention for DCA to issue any additional shares of stock that would cause ParentCo to own less than (i) 80 percent of the total combined voting power of all classes of DCA stock entitled to vote, or (ii) 80 percent of any other class of DCA stock.

     7. To the knowledge of DCA, neither ParentCo nor any corporation affiliated with ParentCo (i) will be under any obligation, or will have entered into any agreement or understanding, to redeem or repurchase any of the ParentCo Common Stock issued to stockholders of DCA in the Merger or to make any extraordinary distributions in respect of such ParentCo Common Stock or (ii) has any plan or intention to reacquire any of the ParentCo Common Stock issued in the Merger.

     8. To the knowledge of DCA, ParentCo has no plan or intention to (i) liquidate DCA, (ii) merge DCA with or into another corporation, (iii) sell or otherwise dispose of any of the stock of DCA, except for transfers, or successive transfers, of such stock to one or more corporations controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation, or (iv) cause DCA to sell or otherwise dispose of any of its assets, or any assets that it acquired from DCA Merger Sub, except for (x) dispositions in the ordinary course of DCA's business,
(y) transfers, or successive
transfers, of assets to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation and that are members of ParentCo's "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)), or (z) a transfer of assets to one or more partnerships in which DCA, and/or one or more members of a "qualified group" (within the meaning of Treasury
Regulation Section 1.368-1(d)(4)(ii)) that includes DCA, (A) have active and substantial management functions as a partner (or partners) or (B) in the aggregate, own a significant equity interest, in each case, within the meaning of Treasury Regulation Section 1.368-1(d)(4)(iii). For purposes of section 368(c), a transferee corporation will be considered to be "controlled" by a transferor corporation if the transferor corporation directly owns at least (y) 80 percent of the total combined voting power of all classes of such transferee corporation's stock that are entitled to vote, and (z) 80 percent of each other class of such transferee corporation's stock.

     9. Following the Merger, DCA will continue a significant historic business or will use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

     10. To the knowledge of DCA, DCA Merger Sub will have no liabilities to be assumed by DCA and it will not transfer to DCA in the Merger any assets that are subject to any liabilities.

     11. Since the date of its formation on October 23, 1996, DCA's outstanding capital stock has consisted, and at the Effective Time will consist, solely of DCA Common Stock. Pursuant to the Merger, at least 80 percent of the DCA Common Stock outstanding at the Effective Time will be exchanged solely for ParentCo Common Stock. For purposes of this representation, shares of DCA Common Stock exchanged for cash or other property originating with ParentCo will be treated as outstanding DCA Common Stock at the Effective Time.

     12. At the Effective Time, DCA will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock of DCA that, if exercised or converted, would affect ParentCo's acquisition or retention of control of DCA, as defined in section 368(c)(1) of the Code.

     13. To the knowledge of DCA, neither ParentCo nor any affiliate or subsidiary of ParentCo owns, has owned during the past five years, or will own at the Effective Time, any stock of DCA.

     14. Each of the parties to the transaction will pay its respective expenses, if any, incurred in connection with the transaction.

     15. There will be no intercorporate indebtedness existing between ParentCo or its subsidiaries and DCA or its subsidiaries that was issued or acquired, or will be settled, at a discount in connection with the transaction.

     16. No two parties to the transaction will be investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. No party to the transaction or any of its subsidiaries is, or at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     18. At the Effective Time, the fair market value of the assets of DCA will equal or exceed the sum of the liabilities of DCA plus the amount of liabilities, if any, to which the assets of DCA will be subject at the Effective Time.

     19. The payment of cash in lieu of fractional shares of ParentCo Common Stock is solely for the purpose of avoiding the expense and inconvenience to ParentCo of issuing fractional shares and does not represent separately bargained for consideration. To the knowledge of DCA, the fractional share interests of each holder of DCA Common Stock will be aggregated, and no holder of DCA Common Stock will receive cash in an amount equal to or greater than the value of one full share of ParentCo Common Stock.

     20. None of the compensation to be received by any stockholder of DCA who is also an employee of DCA or of a subsidiary or affiliate of DCA, will be separate consideration for, or allocable to, any of such employee's shares of DCA Common Stock; none of the ParentCo Common Stock to be received by any stockholder-employee of DCA will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of DCA will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     21. From the date of the Merger Agreement through the Effective Time, no dividends or other distributions have been, or will be, made to any holder of DCA Common Stock, other than dividends in the ordinary course of business consistent with recent past dividend practices. After the Merger, no dividends or other distributions will be made by ParentCo to the former holders of DCA Common Stock, other than dividends and other distributions made on a pro rata basis with respect to all outstanding shares of ParentCo Common Stock.

     22.  The Merger is being effected for bona fide non-tax business reasons.

     23. To the knowledge of DCA, no ParentCo stock will be issued for services rendered to or for the benefit of ParentCo in connection with the proposed transaction.

     24. To the knowledge of DCA, no ParentCo stock will be issued for indebtedness of ParentCo or for interest on indebtedness of ParentCo that accrued on or after the beginning of the holding period of the DCA stockholders.

     25. To the knowledge of DCA, none of the stock to be transferred to ParentCo by the DCA stockholders will be "section 306 stock" within the meaning of section 306(c) of the Code.

     26. To the knowledge of DCA, the transfers by the DCA stockholders are not the result of the solicitation by a promoter, broker, or investment house.

     27. To the knowledge of DCA, the DCA stockholders who transfer their DCA stock to ParentCo will not retain any rights in the stock transferred.

     28. To the knowledge of DCA, there is no debt of a DCA stockholder being assumed by ParentCo in the transaction and none of the stock of DCA will be transferred subject to debt.

     29. To the knowledge of DCA, there is no indebtedness between ParentCo and the DCA stockholders who will transfer DCA stock to ParentCo and there will be no indebtedness created in favor of such stockholders as a result of the transaction.

     30. The transfers and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

     31.  All exchanges will occur on approximately the same date.

     32. To the knowledge of DCA, there is no plan or intention on the part of ParentCo to redeem or otherwise reacquire any ParentCo stock to be issued in the transaction.

     33. To the knowledge of DCA, taking into account any issuance of additional shares of ParentCo stock; any issuance of ParentCo stock for services; the exercise of any ParentCo stock rights, warrants, or subscriptions; a public offering of ParentCo stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of ParentCo to be received in the exchanges involving the stockholders of DCA and the shareholders of GDSC, the stockholders of DCA and the shareholders of GDSC who transfer their stock in DCA and their stock in GDSC, respectively, will be in "control" of ParentCo within the meaning of section 368(c) of the Code.

     34. To the knowledge of DCA, ParentCo will remain in existence and retain the DCA stock transferred to it.

     35. To the knowledge of DCA, there is no plan or intention by ParentCo to dispose of the DCA stock transferred to it.

     36. To the knowledge of DCA, ParentCo will not be an investment company within the meaning of section 351(e)(1) of the Code and Treasury Regulation
Section 1.351-1(c)(1)(ii).

     37. To the knowledge of DCA, the DCA stockholders who will transfer their DCA stock to ParentCo will not be under the jurisdiction of a court in a title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

     38. To the knowledge of DCA, ParentCo will not be a "personal service corporation" within the meaning of section 269A of the Code.

                                              Very truly yours,

                                  PARENTCO LETTER



                                                February __, 1999

McDermott, Will & Emery
One Newport Place
1301 Dove Street, Suite 500
Newport Beach, California  92660


Dear Ladies and Gentlemen:

         The following facts and representations are being furnished to you in connection with the preparation of your tax opinions regarding certain United States federal income tax consequences of the merger of Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub") with and into Gentle Dental Service Corporation ("GDSC") and the merger of Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub") with and into Dental Care Alliance, Inc. ("DCA") (the "Mergers"), pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) ("ParentCo"), GDSC Merger Sub, DCA Merger Sub, GDSC, and DCA (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering these opinions. The terms of the Mergers are contained in the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

         This letter provides you with facts and representations on which you should rely in rendering your opinions to GDSC and DCA. Specifically, in preparing your opinions, you should assume that (1) the Mergers will be consummated in accordance with the terms, conditions and other provisions of the Merger Agreement (and that none of the terms and conditions contained therein has been, or will be, waived or modified in any respect relevant to your opinion), and (2) all of the factual information, descriptions, representations and assumptions set forth or referred to in your opinion letters (advance copies of which have been delivered to us), in this letter, in the letter to you from GDSC dated _________, 1999, in the letter to you from DCA dated ___________, 1999, in the letters to you from certain DCA and GDSC shareholders, in the Merger Agreement, and in the Joint Proxy Statement-Prospectus dated February _, 1999, that was mailed to the stockholders of GDSC and DCA in connection with the special meetings at which such stockholders voted on the Merger Agreement are accurate and complete and will be accurate and complete at the Effective Time.

         In preparing your opinion, you may also rely on the following representations:

     1. The Mergers will be statutory mergers in accordance with the applicable provisions of the laws of the states of Washington and Delaware.

     2. The fair market value of the ParentCo Common Stock and/or ParentCo Preferred Stock received by each stockholder of DCA and shareholder of GDSC in the mergers will be approximately equal to the fair market value of the DCA Common Stock,

GDSC Common Stock, and GDSC Preferred Stock, as the case may be, surrendered by such stockholders in the Mergers.

     3. Except for payments of cash by ParentCo in lieu of ParentCo stock with respect to shares of GDSC stock whose holders perfect dissenters' rights under Chapter 23B.13 of the Washington Business Corporation Act (the "Dissenting GDSC Shares"), the only consideration issued for GDSC Common Stock or GDSC Series C Preferred Stock will be voting ParentCo Common Stock and the only consideration issued for other GDSC Preferred Stock will be voting ParentCo Preferred Stock. Except for payments of cash by ParentCo in lieu of fractional shares of ParentCo stock to which the holders of DCA stock would otherwise be entitled (the "Fractional Shares"), no holder of DCA Common Stock will receive in exchange for such stock, in connection with the Merger, any consideration other than voting ParentCo Common Stock. The aggregate number of shares of DCA stock that will be surrendered in exchange for cash in lieu of Fractional Shares of ParentCo Common Stock will constitute less than one percent (1%) of all shares of DCA stock outstanding as of the Effective Time. To the knowledge of ParentCo, no stockholder of DCA and no shareholder of GDSC plans or intends, in connection with the Mergers, to sell to or exchange with ParentCo, or any entity related (as such term is defined in Treasury Regulations Section 1.368-1(e)(3)) to ParentCo, any share of ParentCo Common Stock or ParentCo Preferred Stock received in the Mergers.

     4. Following the Mergers, GDSC will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by each of GDSC and GDSC Merger Sub immediately prior to the Merger. For purposes of this representation, amounts used by GDSC and GDSC Merger Sub to pay expenses incurred in connection with the Merger, all cash or other property distributed in any redemptions or other distributions (except for regular, normal dividends) made by GDSC in connection with the Merger, and any proceeds arising from the disposition of any asset of GDSC or GDSC Merger Sub, will be considered assets held by GDSC or GDSC Merger Sub, as the case may be, immediately prior to the Merger. Following the Mergers, DCA will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by DCA and DCA Merger Sub immediately prior to the Merger. For purposes of this representation, amounts used by DCA and DCA Merger Sub to pay expenses incurred in connection with the Merger, all cash or other property distributed in any redemptions or other distributions (except for regular, normal dividends) made by DCA in connection with the Merger, and any proceeds arising from the disposition of any asset of DCA or DCA Merger Sub, will be considered assets held by DCA or DCA Merger Sub, as the case may be, immediately prior to the Merger.

     5. Prior to the transaction, ParentCo will be in control (within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of DCA Merger Sub and GDSC Merger Sub.

     6. At the Effective Time, ParentCo will be in control (within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) of each of GDSC Merger Sub and DCA Merger Sub.

     7. Except as described on Exhibit A attached hereto with respect to ParentCo Preferred Stock, neither ParentCo nor any corporation affiliated with ParentCo (i) will be under any obligation, or will have entered into any agreement or understanding, to redeem or repurchase any of the ParentCo Common Stock or ParentCo Preferred Stock issued to stockholders of DCA and shareholders of GDSC in the Mergers or to make any extraordinary distributions in respect of such ParentCo Common Stock or ParentCo Preferred Stock or (ii) has any plan or intention to reacquire any of the ParentCo Common Stock or ParentCo Preferred Stock issued in the Mergers.

     8. ParentCo has no plan or intention to (i) liquidate DCA, (ii) merge DCA with or into another corporation, (iii) sell or otherwise dispose of any of the stock of DCA, except for transfers, or successive transfers, of such stock to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation, or (iv) cause DCA to sell or otherwise dispose of any of its assets, or any assets that it acquired from DCA Merger Sub, except for
(x) dispositions in the ordinary course of DCA's business, (y) transfers, or successive transfers, of assets to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation and that are members of ParentCo's "qualified group" (within the meaning of Treasury Regulation
Section 1.368-

1(d)(4)(ii)), or (z) a transfer of assets to one or more partnerships in which DCA, and/or one or more members of a "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) that includes DCA,
(A) have active and substantial management functions as a partner (or partners) or (B) in the aggregate, own a significant equity interest, in each case, within the meaning of Treasury Regulation Section 1.368-1(d)(4)(iii). For purposes of section 368(c), a transferee corporation will be considered to be "controlled" by a transferor corporation if the transferor corporation directly owns at least (y) 80 percent of the total combined voting power of all classes of such transferee corporation's stock that are entitled to vote, and (z) 80 percent of each other class of such transferee corporation's stock.

     9. ParentCo has no plan or intention to (i) liquidate GDSC, (ii) merge GDSC with or into another corporation, (iii) sell or otherwise dispose of any of the stock of GDSC, except for transfers, or successive transfers, of such stock to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation, or (iv) cause GDSC to sell or otherwise dispose of any of its assets, or any assets that it acquired from GDSC Merger Sub, except for (x) dispositions in the ordinary course of GDSC's business, (y) transfers, or successive transfers, of assets to one or more corporations that are controlled (within the meaning of section 368(c) of the Code) in each instance by the relevant transferor corporation and that are members of ParentCo's "qualified group" (within the meaning of Treasury Regulation
Section 1.368-1(d)(4)(ii)), or (z) a transfer of assets to one or more partnerships in which GDSC, and/or one or more members of a "qualified group" (within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii)) that includes GDSC, (A) have active and substantial management functions as a partner (or partners) or (B) in the aggregate, own a significant equity interest, in each case, within the meaning of Treasury Regulation Section 1.368-1(d)(4)(iii). For purposes of section 368(c), a transferee corporation will be considered to be "controlled" by a transferor corporation if the transferor corporation directly owns at least (y) 80 percent of the total combined voting power of all classes of such transferee corporation's stock that are entitled to vote, and (z) 80 percent of any other class of such transferee corporation's stock.

     10. Following the mergers, each of GDSC and DCA will continue a significant historic business or will use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

     11. GDSC Merger Sub will have no liabilities to be assumed by GDSC and it will not transfer to GDSC in the Merger any assets that are subject to any liabilities.

     12. DCA Merger Sub will have no liabilities to be assumed by DCA and it will not transfer to DCA in the Merger any assets that are subject to any liabilities.

     13. Until May, 1998, GDSC's outstanding capital stock consisted solely of GDSC Common Stock. Issuance of GDSC Preferred Stock commenced in May, 1998. At the Effective Time GDSC's outstanding capital stock will consist solely of GDSC Common Stock, GDSC Series A Preferred Stock, GDSC Series C Preferred Stock, and

GDSC Series D Preferred Stock. Since the date of its formation on October 23, 1996, DCA's outstanding capital stock has consisted, and at the Effective Time will consist solely of DCA Common Stock. Pursuant to the Mergers, at least 80 percent of the GDSC Common Stock outstanding at the Effective Time will be exchanged solely for ParentCo voting Common Stock, at least 80 percent of the GDSC Series A Preferred Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Series A Preferred Stock, at least 80 percent of the GDSC Series C Preferred Stock outstanding at the Effective Time will be exchanged solely for ParentCo voting Common Stock, at least 80 percent of the GDSC Series D Preferred Stock outstanding at the Effective Time will be exchanged solely for voting ParentCo Series D Preferred Stock, and at least 80 percent of the DCA Common Stock outstanding at the Effect Time will be exchanged solely for ParentCo voting Common Stock. For purposes of this representation, shares of GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock exchanged for cash or other property originating with ParentCo will be treated as outstanding GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock, as the case may be, at the Effective Time.

     14. At the Effective Time, neither DCA nor GDSC will have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock of GDSC or DCA, that if exercised or converted, would affect ParentCo's acquisition or retention of control of GDSC and DCA, as defined in section 368(c)(1) of the Code.

     15. Neither ParentCo nor any affiliate or subsidiary of ParentCo owns, or has owned during the past five years, or will own at the Effective Time, any stock of DCA or GDSC.

     16. Each of the parties to the transaction will pay its respective expenses, if any, incurred in connection with the transaction.

     17. There will be no intercorporate indebtedness existing between ParentCo or its subsidiaries and DCA or its subsidiaries, or between ParentCo or its subsidiaries and GDSC or its subsidiaries, that was issued or acquired, or will be settled, at a discount in connection with the transaction.

     18. No two parties to either of the Mergers will be investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     19. No party to either of the Mergers or any of its subsidiaries is, or at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     20. At the effective Time, the fair market value of the assets of GDSC will equal or exceed the sum of the liabilities of GDSC plus the amount of liabilities, if any, to which the assets of GDSC will be subject at the Effective Time. At the Effective Time, the fair market value of the assets of DCA will equal or exceed the sum of the liabilities of

DCA plus the amount of liabilities, if any, to which the assets of DCA will be subject at the Effective Time.

     21. The payment of cash in lieu of fractional shares of ParentCo Common Stock is solely for the purpose of avoiding the expense and inconvenience to ParentCo of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Mergers to the stockholders of DCA instead of issuing fractional shares of ParentCo Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Mergers to the stockholders of DCA. The fractional share interests of each stockholder of DCA will be aggregated, and no stockholder of DCA will receive cash in an amount equal to or greater than the value of one full share of ParentCo Stock.

     22. None of the compensation to be received by any stockholder of DCA who is also an employee of DCA or a subsidiary or affiliate of DCA, and none of the compensation to be received by any shareholder of GDSC who is an employee of GDSC or a subsidiary or affiliate of GDSC, will be separate consideration for, or allocable to, any of such employee's shares of DCA or GDSC stock, as the case may be; none of the ParentCo Common Stock or ParentCo Preferred Stock to be received by any stockholder-employee of DCA or shareholder-employee of GDSC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of DCA or shareholder-employee of GDSC will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     23. After the Mergers, no dividends or other distributions will be made by ParentCo to the former holders of DCA stock or the former holders of GDSC stock other than dividends and other distributions made on a pro-rata basis with respect to all outstanding shares of ParentCo Common Stock and dividends and other distributions provided for under the terms of the outstanding ParentCo Preferred Stock.

     24. The Mergers are being effected for bona fide non-tax business reasons.

     25. No ParentCo stock will be issued for services rendered to or for the benefit of ParentCo in connection with the proposed Mergers.

     26. No ParentCo stock will be issued for indebtedness of ParentCo or for interest on indebtedness of ParentCo that accrued on or after the beginning of the holding periods of the DCA stockholders or GDSC shareholders.

     27. To the knowledge of ParentCo, the transfers by the DCA stockholders and the GDSC shareholders are not the result of the solicitation by a promoter, broker, or investment house.

     28. To the knowledge of ParentCo, the GDSC shareholders and DCA stockholders who transfer their GDSC or DCA stock, as the case may be, to ParentCo will not retain any rights in the stock transferred.

     29. To the knowledge of ParentCo, there is no debt of a GDSC shareholder or a DCA stockholder being assumed by ParentCo in the transaction and none of the stock of GDSC or DCA being transferred will be subject to debt.

     30. There is no indebtedness between ParentCo and the stockholders of DCA or the shareholders of GDSC who will transfer stock to ParentCo and there will be no indebtedness created in favor of such persons as a result of the Mergers.

     31. The transfers and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

     32.    All exchanges will occur on approximately the same date.

     33. There is no plan or intention on the part of ParentCo to redeem or otherwise reacquire any ParentCo stock to be issued in the Mergers.

     34. To the knowledge of ParentCo, taking into account any issuance of additional shares of ParentCo stock; any issuance of ParentCo stock for services; the exercise of any ParentCo stock rights, warrants, or subscriptions; a public offering of ParentCo stock; and the sale, exchange, transfer by gift, or other disposition of any of the stock of ParentCo to be received in the Mergers involving the stockholders of DCA and the shareholders of GDSC, the stockholders of DCA and the shareholders of GDSC who transfer their stock in DCA and GDSC, respectively, will be in "control" of ParentCo within the meaning of section 368(c) of the Code.

     35. ParentCo will remain in existence and retain the DCA stock and the GDSC stock transferred to it.

     36. There is no plan or intention by ParentCo to dispose of the DCA or GDSC stock transferred to it.

     37.    ParentCo will not be an investment company within the meaning of section 351(e)(1) of the Code and Treasury Regulation Section
1.351-1(c)(1)(ii).

     38. ParentCo will not be a "personal service corporation" within the meaning of section 269A of the Code.


                                         Very truly yours,

                                    EXHIBIT A
                                REDEMPTION RIGHTS

         This summary of redemption rights associated with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is qualified in its entirety by the Certificate of Designation (the "Certificate) for Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred Stock of InterDent, Inc., a Delaware corporation (the "COMPANY"), dated February 8, 1999. Except as otherwise indicated, all capitalized terms herein shall have the meanings ascribed to them in the Certificate. The redemption rights for each series of the Company's Preferred Stock are as follows:

SERIES A PREFERRED STOCK

REDEMPTION

         (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all outstanding shares of Series A Preferred Stock on the first to occur of:

                  - May 15, 2006, so long as all outstanding Notes, shares of Series B Preferred Stock and shares of Series D Preferred Stock have been redeemed or converted.

                  - The Market Price of the Common Stock for 20 out of 30 consecutive Business Days exceeds (i) $15.73 on or between May 15, 1998 and May 15, 1999; (ii) $16.85 on or between May 16, 1999 and May 15, 2000; or (iii) $17.98 any time after May 15, 2000.

                  -   The Series A Preferred Stock is repurchased by the
         Company.

The redemption price per share of Series A Preferred Stock is equal to the Liquidation Preference Amount.

SERIES B PREFERRED STOCK

REDEMPTION

         (a)      MANDATORY REDEMPTION.

         The Company shall redeem all shares of Series B Preferred Stock on May 15, 2006. The per share redemption price shall be equal to the greater of (x) $1,000, adjusted for recapitalization, subdivision or recombination (the "ORIGINAL COST"), plus any accumulated and unpaid dividends or (y) the Market Price. If the Company lacks legally available funds, then the Series B Preferred Stock shall be redeemed to the extent of available funds ratably based on the respective number of Series B Preferred Stock held by each holder and the Company shall redeem the remaining shares as soon as funds become legally available.

         (b)      REDEMPTION AT THE OPTION OF THE HOLDERS.

                  (i) At any time on or after the occurrence or continuation of an Event of Default, the holders of a majority of the outstanding shares of Series B Preferred Stock may elect to have the Company redeem all (but not less than all) of the Series B Preferred Stock at a price per share (i) equal to the Original Cost plus any accrued and unpaid dividends if there has not been a Change of Control or (ii) in the case of a Change of Control, equal to 101% of the Original Cost (the "CHANGE OF CONTROL Price") plus accrued and unpaid dividends.

         (c)      REDEMPTION AT THE OPTION OF THE COMPANY.

The Series B Preferred Stock is redeemable in whole or in part at the option of the Company at the Original Cost per share plus any accrued but unpaid dividends. If the Company redeems any shares of Series B Preferred Stock, the holder of such shares shall be entitled to receive a warrant (the "WARRANT") initially exercisable for the holder's remaining unredeemed shares. If the Company redeems the Series B Preferred Stock in connection with a Change in Control, redemption shall be at the Change of Control Price.

SERIES C PREFERRED STOCK

REDEMPTION

         (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all shares of Series C Preferred Stock on the first to occur of:

                  - May 15, 2006, so long as all of the outstanding Notes, Series B Preferred Stock and Series D Preferred Stock have been redeemed or converted;

                  - The Market Price of the Common Stock for 20 out of 30 consecutive Business Days exceeds (i) $15.73 on or between May 15, 1998 and May 15, 1999; (ii) $16.85 on or between May 16, 1999 and May 15, 2000; or (iii) $17.98 any time after May 15, 2000;

                  -   The Series C Preferred Stock is repurchased by the
         Company.

The redemption price per share of Series C Preferred Stock is equal to the Liquidation Preference Amount.

SERIES D PREFERRED STOCK

REDEMPTION

         (a)      REDEMPTION AT THE OPTION OF THE HOLDERS.

(i) At any time on or after the occurrence or continuation of an Event of Default, the holders of a majority of the outstanding shares of Series D Preferred Stock may elect to have the Company redeem all (but not less than all) of the Series D Preferred Stock at a price per share (i) equal to $9.30, adjusted for any recapitalization, subdivision or recombination (the "Original Series D Cost"), plus, any accrued and unpaid dividends, if there has been a Change of Control, or (ii) the greater of the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment, if there has not been a Change of Control (in either case, the "REDEMPTION PRICE"), by giving written notice to the Company of such election.

         (b)      REDEMPTION AT THE OPTION OF THE COMPANY.

The Series D Preferred Stock is redeemable in whole or in part, at the option of the Company, at the Original Series D Cost per share plus any accrued but unpaid dividends. If the Company redeems any shares of Series D Preferred Stock, the holder of such shares shall be entitled to receive a warrant (the "WARRANT") initially exercisable for the holder's remaining unredeemed shares. If the Company redeems the Series D Preferred Shares in connection with a Change of Control, Redemption shall be at the Change of Control Price.

                           GDSC LARGE SHAREHOLDER LETTER



                                        February __, 1999

McDermott, Will & Emery
One Newport Place
1301 Dove Street, Suite 500
Newport Beach, California  92660


Dear Ladies and Gentlemen:


     The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding certain United States federal income tax consequences of the merger (the "Merger") of Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub") with and into Gentle Dental Service Corporation ("GDSC") pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended as of February 3, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) ("ParentCo"), GDSC Merger Sub, Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub"), GDSC, and Dental Care Alliance, Inc. ("DCA") (the "Merger Agreement"). [NAME OF SHAREHOLDER], currently a shareholder of GDSC, understands that you will be relying on such facts and representations in delivering this opinion. The terms of the Merger are contained in the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

     In preparing your opinions, you may rely on the following representations:

     1. [NAME OF SHAREHOLDER] will not receive in exchange for [SHAREHOLDER'S] GDSC Common [PREFERRED] Stock, in connection with the Merger, any consideration other than ParentCo Common [PREFERRED] Stock. [SHAREHOLDER] does not plan or intend, in connection with the Merger, to sell to or exchange with ParentCo, or any entity related (as such term is defined in Treasury Regulations Section 1.368-1(e)(3)) to ParentCo, any share of ParentCo Common Stock [PREFERRED STOCK] received in the Merger.

     2. No ParentCo stock will be issued to [SHAREHOLDER] for services rendered to or for the benefit of ParentCo in connection with the proposed transaction.

     3. No ParentCo stock will be issued to [SHAREHOLDER] for indebtedness of ParentCo or for interest on indebtedness of ParentCo that accrued on or after the beginning of the holding period of [SHAREHOLDER].

     4. None of the stock to be transferred to ParentCo by [SHAREHOLDER] will be "section 306 stock" within the meaning of section 306(c) of the Code.

     5. The transfer by [SHAREHOLDER] of GDSC stock is not the result of the solicitation by a promoter, broker, or investment house.

     6. [SHAREHOLDER] will not retain any rights in the GDSC stock transferred.

     7. ParentCo will not assume any indebtedness of [SHAREHOLDER] in the transaction and none of the stock of GDSC being transferred by [SHAREHOLDER] will be subject to debt.

     8. There is no indebtedness between ParentCo and [SHAREHOLDER] and there will be no indebtedness created in favor of [SHAREHOLDER] as a result of the transaction.

     9. [SHAREHOLDER] has no plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of the ParentCo stock it receives in the transaction.

     10. [SHAREHOLDER] will not be under the jurisdiction of a court in a title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the stock received in the exchange will not be used to satisfy the indebtedness of such debtor.


                                    Very truly yours,


                                    --------------------------

                            DCA LARGE STOCKHOLDER LETTER



                                                 February ___, 1999

McDermott, Will & Emery
One Newport Place
1301 Dove Street, Suite 500
Newport Beach, California  92660


Dear Ladies and Gentlemen:


     The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding certain United States federal income tax consequences of the merger (the "Merger") of Wisdom Holdings Acquisition Corp. II ("DCA Merger Sub") with and into Dental Care Alliance, Inc. ("DCA") pursuant to the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended as of ______, 1999, by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.) ("ParentCo"), DCA Merger Sub, Wisdom Holdings Acquisition Corp. I ("GDSC Merger Sub"), Gentle Dental Service Corporation ("GDSC"), and DCA (the "Merger Agreement"). [NAME OF STOCKHOLDER], currently a stockholder of DCA, understands that you will be relying on such facts and representations in delivering this opinion. The terms of the Merger are contained in the Merger Agreement. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

     In preparing your opinions, you may rely on the following representations:

     1. [NAME OF STOCKHOLDER] will not receive in exchange for [STOCKHOLDER'S] DCA Common Stock, in connection with the Merger, any consideration other than ParentCo Common Stock. [STOCKHOLDER] does not plan or intend, in connection with the Merger, to sell to or exchange with ParentCo, or any entity related
(as such term is defined in Treasury Regulations Section 1.368-1(e)(3)) to ParentCo, any share of ParentCo Common Stock received in the Merger.

     2. No ParentCo stock will be issued to [STOCKHOLDER] for services rendered to or for the benefit of ParentCo in connection with the proposed transaction.

     3. No ParentCo stock will be issued to [STOCKHOLDER] for indebtedness of ParentCo or for interest on indebtedness of ParentCo that accrued on or after the beginning of the holding period of [STOCKHOLDER].

     4. None of the stock to be transferred to ParentCo by [STOCKHOLDER] will be "section 306 stock" within the meaning of section 306(c) of the Code.

     5. The transfer by [STOCKHOLDER] of DCA Common Stock is not the result of the solicitation by a promoter, broker, or investment house.

     6. [STOCKHOLDER] will not retain any rights in the DCA Common Stock transferred.

     7. ParentCo will not assume any indebtedness of [STOCKHOLDER] in the transaction and none of the stock of DCA being transferred by [STOCKHOLDER] will be subject to debt.

     8. There is no indebtedness between ParentCo and [STOCKHOLDER] and there will be no indebtedness created in favor of [STOCKHOLDER] as a result of the transaction.

     9. [STOCKHOLDER] has no plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of the ParentCo stock it receives in the transaction.

     10. [STOCKHOLDER] will not be under the jurisdiction of a court in a title 11 or similar case (within the meaning of section 368(a)(3)(A) of the Code) and the stock received in the exchange will not be used to satisfy the indebtedness of such debtor.

                                          Very truly yours,







                                      -3-